Exhibit 99.1

NEWS RELEASE

Gray Television, Inc. Will Officially Become Gray Media, Inc.

Atlanta, Georgia – December 30, 2024. . . Gray Television, Inc. (NYSE: GTN) today announced that its Board of Directors has unanimously voted to change the company’s name to Gray Media, Inc. effective as of 12:01 a.m. on January 1, 2025. The Board’s action aligns the company’s formal name with the widespread practice over the past few years of referring to the company as “Gray Media” or simply “Gray” both internally and externally.

Executive Chairman, Hilton H. Howell, explained, “Over the past decade, Gray has grown into new geographic and business markets, while also expanding content and product offerings for our loyal viewers. Our reach has diversified beyond local media, and we’re investing time and resources into new business models and technologies — more now than at any other time in the company’s 127-year history. With this growth and change, formally updating the company’s name to Gray Media, Inc. reflects our ongoing transformation and continued desire to lead the way in traditional and new media, alongside our leading broadcast stations.”

The name change does not affect the company’s trading symbols, its CUSIPs, nor the rights of its security holders. The company anticipates that its common stock and Class A common stock will begin trading under its new name on January 10, 2025.

Forward-Looking Statements:

This press release contains certain forward-looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “intend,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s ability to complete its corporate name change, and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.graymedia.com. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.graymedia.com

About Gray:

Gray Media, or Gray, is a multimedia company headquartered in Atlanta, Georgia, formally known as Gray Television, Inc. The company is the nation’s largest owner of top-rated local television stations and digital assets serving 113 television markets that collectively reach approximately 36 percent of US television households. The portfolio includes 77 markets with the top-rated television station and 100 markets with the first and/or second highest rated television station, as well as the largest Telemundo Affiliate group with 43 markets totaling nearly 1.5 million Hispanic TV Households. The company also owns Gray Digital Media, a full-service digital agency offering national and local clients digital marketing strategies with the most advanced digital products and services. Gray’s additional media properties include video production companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, and studio production facilities Assembly Atlanta and Third Rail Studios. Gray owns a majority interest in Swirl Films. For more information, please visit www.graymedia.com.

Gray Contacts:

Jeffrey R. Gignac, Executive Vice President, Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

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